For Immediate Release
Contact:
Debi Ethridge	Jerry Daly or Carol McCune
Vice President, Finance & Investor Relations	Daly Gray Public Relations (Media)
dethridge@lodgian.com	jerry@dalygray.com
(404) 365-2719	(703) 435-6293
Lodgian Reports 2006 Fourth Quarter and Full-Year 2006 Results
and Progress in Strategic Initiative
     ATLANTA, Ga., March 1, 2007—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today reported results for the fourth quarter and full year ended December 31, 2006. The company will host a 10 a.m. ET conference call today to discuss results.
     In its continuing operations, the company reported strong results that reflect both the continued recovery of the hospitality industry and the effects of the company’s recent renovations, refurbishments and management changes.
Fourth Quarter 2006 Highlights for 44 Continuing Operations hotels
•	Achieved a 7.3 percent improvement in revenue per available room (RevPAR) in the fourth quarter of 2006 compared to 2005 fourth quarter.

•	Grew rooms revenue 11.4 percent to $45.6 million and total revenue 14.7 percent to $62.8 million.

•	Increased Adjusted EBITDA (defined below) from $8.1 million to $9.6 million, a 19.6 percent improvement, despite a $1.2 million decrease at the Radisson New Orleans Airport related to Hurricane Katrina.

•	Improved Adjusted EBITDA margin from 14.7 percent in 2005 fourth quarter to 15.3 percent in 2006 fourth quarter, despite a $1.8 million (or 260 margin point) increase in insurance expense.
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Lodgian Fourth Quarter Results

•	Increased F&B revenues from $12.0 million to $15.1 million, a 26.4 percent increase compared to the same quarter in 2005 (or $3.71 per available room).
Full Year 2006 Highlights for 44 Continuing Operations hotels
•	Increased rooms revenue 17.7 percent compared to 2005; total revenue increased 17.5 percent

•	Adjusted EBITDA up 34.9 percent to $48.6 million from $36.1 million.

•	Increased Adjusted EBITDA margin from 16.2 percent to 18.6 percent.
To provide a better understanding of the company’s operations, Lodgian provides below three separate overviews of its operating and financial results, including its 44 continuing operations hotels; 41 comparable hotels to reflect hotels that were open in both periods; and consolidated financial results.
Statistics for 44 Continuing Operations hotels

	4Q	4Q	%	Year	Year	%
	2006*	2005*	Change	2006*	2005*	Change
Rooms revenue	$45,617	$40,957	11.4%	$197,719	$168,028	17.7%
RevPAR	$62.57	$58.32	7.3%	$68.45	$60.35	13.4%
Total revenue	$62,817	$54,779	14.7%	$261,785	$222,762	17.5%
EBITDA	$10,100	$29,113	(65.3%)	$54,833	$61,732	-11.2%
Adjusted EBITDA (defined below)	$9,629	$8,050	19.6%	$48,648	$36,062	34.9%
Net income/(loss)	($12,385)	$8,505	n/m	$(10,267)	$10,836	n/m
Statistics for 41 comparable hotels (hotels open in both periods)

	4Q	4Q	%	Year	Year	%
	2006*	2005*	Change	2006*	2005*	Change
Rooms revenue	$42,527	$40,266	5.6%	$184,558	$165,433	11.6%
RevPAR	$62.19	$58.88	5.6%	$68.03	$60.97	11.6%
Total revenue	$58,268	$53,800	8.3%	$243,493	$219,314	11.0%
EBITDA	$9,094	$7,970	14.1%	$45,479	$35,983	26.4%
Adjusted EBITDA (defined below)	$9,315	$8,971	3.8%	$46,166	$38,480	20.0%
Net income/(loss)	$7,978	($3,293)	n/m	$7,941	($4,565)	n/m
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Lodgian Fourth Quarter Results

Consolidated Financial Results

	4Q	4Q	%	Year	Year	%
	2006*	2005*	Change	2006*	2005*	Change
Rooms revenue — Continuing Operations	$45,617	$40,957	11.4%	$197,719	$168,028	17.7%
RevPAR — Continuing Operations	$62.57	$58.32	7.3%	$68.45	$60.35	13.4%
Total revenue — Continuing Operations	$62,817	$54,779	14.7%	$261,785	$222,762	17.5%
Income/(loss) from continuing operations	$(12,385)	$8,505	n/m	$(10,267)	$10,386	n/m
Income/(loss) from discontinued operations	$(8,328)	$(701)	n/m	$(4,909)	$1,465	n/m
Net income/(loss) attributable to common stock	$(20,713)	$7,804	n/m	$(15,176)	$12,301	n/m
Net income/(loss) per share attributable to common stock	$(0.84)	$0.32	n/m	$(0.62)	$0.50	n/m

*	Dollars in thousands except for RevPAR and per share data
Continuing operations data in the Consolidated Financial Results table above includes the financial effects of the closure of two hotels in Florida, the Crowne Plaza West Palm Beach and the Crowne Plaza Melbourne-Oceanfront, which closed during the 2004 fourth quarter and reopened in December 2005 and January 2006, respectively. Continuing operations data also includes the impact of a hotel which closed in January 2006 due to fire damage.
The increase in “Rooms revenue — Continuing operations”, presented above, exceeds the increase in “RevPAR – Continuing operations” due to differing numbers of rooms being available in 2006 vs. 2005.
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: post-emergence Chapter 11 expenses; impairment losses; casualty (gains)/losses, net, for properties damaged by hurricane, fire or flood; proceeds arising from business interruption insurance claims; and minority interest adjustments related to casualty gains and business interruption insurance proceeds.
Corporate Highlights:
•	Announced that the company had retained Goldman, Sachs & Co. and Genesis Capital, L.L.C., to assist in a review of strategic alternatives available to the company to enhance shareholder value.

•	Announced and began implementation of a strategic initiative to redefine the company’s portfolio, placing a total of 27 hotels on the market for sale, retaining 43 hotels in its core portfolio (excluding one continuing operations hotels, the Holiday Inn in Marietta, Ga., which is currently closed).
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Lodgian Fourth Quarter Results

•	Sold four hotels in the 2006 fourth quarter and an additional hotel in January 2007 for aggregate gross proceeds of $19.0 million.
Fourth Quarter Results
     Fourth quarter 2006 total revenues improved 14.7 percent to $62.8 million, compared to the 2005 same period. Net loss attributable to common shares was $(20.7) million, or a loss of $(0.84) per diluted share, compared to net income of $7.8 million, or $.032 per diluted share in the 2005 fourth quarter. The 2006 fourth quarter net loss was due to a deferred tax charge of $9.1 million for continuing operations, offset by a $4.4 million deferred tax credit for discontinued operations, as well as impairment charges of $13.1 million for discontinued operations in the quarter, compared to $4.1 million of impairment charges in the 2005 fourth quarter. Although consolidated results were adversely affected by these deferred tax charges, deferred tax credits, and impairment charges, they are non-cash items.
     The company received $0.5 million in business interruption insurance proceeds in the 2006 fourth quarter for continuing operations hotels, $1.3 million less than the $1.8 million received in the same period a year earlier. Additionally, the company realized a casualty gain for continuing operations in the 2005 fourth quarter of $28.8 million, partially offset by a related minority interest adjustment of $7.9 million.
     EBITDA for the 2006 fourth quarter from 44 continuing operations hotels declined 65.3 percent to $10.1 million compared to the prior year, primarily due to the absence of the net casualty gain of $20.9 million recorded in the 2005 fourth quarter. Adjusted EBITDA for the same group of properties increased 19.6 percent, from $8.1 million in the 2005 fourth quarter, to
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Lodgian Fourth Quarter Results

$9.6 million in the 2006 fourth quarter. Adjusted EBITDA as a percent of total revenue increased 60 basis points to 15.3 percent.
     For the 41 comparable hotels open during both periods’ fourth quarter, total revenue increased 8.3 percent to $58.3 million. Adjusted EBITDA increased 3.8 percent in the 2006 fourth quarter compared to 2005. Absent a $1.1 million increase in insurance costs, Adjusted EBITDA would have increased 17.9 percent in the 2006 fourth quarter compared to the 2005 fourth quarter. Adjusted EBITDA margins for the 41 comparable hotels open in both periods’ fourth quarters declined 70 basis points to 16.0 percent, primarily due to a 139 percent increase in insurance expense. Without this increase in insurance, the margin would have increased 120 basis points to 17.9 percent.
Full Year Results
     Full year 2006 room revenue increased 17.7 percent for the 44 continuing operations hotels, while total revenues increased 17.5 percent over 2005. This group of hotels experienced a 13.4 percent increase in RevPAR, driven by a 10.9 percent increase in average daily rate.
     Adjusted EBITDA for the 44 continuing operations hotels increased 34.9 percent over 2005, to $48.6 million. Adjusted EBITDA as a percent of total revenue increased 240 basis points to 18.6 percent.
     For the 41 comparable hotels open during both years, total revenue increased 11.0 percent to $243.5 million. Adjusted EBITDA increased 20.0 percent in 2006 compared to 2005. Adjusted EBITDA margins for the 41 comparable hotels open in both periods increased 150
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Lodgian Fourth Quarter Results

basis points to 19.0 percent, despite a 74 percent increase in insurance expense. For the full year 2006, Adjusted EBITDA margins for the 41 comparable hotels rose 150 bps over 2005, to 19.0 percent of total revenue.
     Net loss attributable to common shares was $(15.2) million, driven primarily by the 2006 fourth quarter loss discussed above.
Management Comments
     “Our 41 comparable hotels that were open during both periods had a solid fourth quarter with RevPAR up 5.6 percent. Taking the 44 continuing operations hotels into account, RevPAR increased by 7.3 percent in the quarter. For the 2006 full year, RevPAR for the 44 continuing operations hotels increased 13.4 percent, compared to the 2006 industry average of 7.5 percent, according to Smith Travel Research,” said Ed Rohling, Lodgian president and chief executive officer. “The 20 hotels that completed major renovations in 2004 and 2005 reported an 18.2 percent RevPAR increase in 2006 and an impressive 8.2 percent improvement in their RevPAR index. We believe there is still substantial future growth in these hotels. And excluding our Melbourne, West Palm Beach and Marietta properties, RevPAR increased 11.6 percent for the full year, still well ahead of the industry average.”
     In the 2006 fourth quarter, insurance expense for the 44 continuing operations hotels rose $1.8 million, or 210 percent, to $2.6 million. “Insurance costs will continue to be a factor through June of 2007, when our annual renewal will occur,” Rohling pointed out. “We’ve experienced far fewer casualty events since our last renewal, both as a company and the nation as a whole, which we hope will have a positive impact on our next renewal.
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Lodgian Fourth Quarter Results

     “As mentioned in our 2006 third quarter results, payroll expenses rose in that quarter and we needed to get better control of our costs,” he said. “We accomplished that goal quickly in the fourth quarter. As a percentage of total revenue, payroll expenses declined 51 basis points in the fourth quarter, compared to the same period in the prior year, contributing significantly to the 60 basis point increase in Adjusted EBITDA margins.”
Strategic Repositioning
     In the 2006 fourth quarter, the company announced and commenced a program to strategically reposition its hotel portfolio. A total of 27 properties were identified for sale, with two properties sold by the end of 2006. The remaining 25 properties were listed and actively being marketed by year-end. A total of 43 hotels constitute the company’s core portfolio, which excludes the Marietta, Ga. Holiday Inn that has been closed since early 2006 due to a fire.
     “We have received very strong interest in our non-core hotels held for sale, both in portfolios and as individual assets,” Rohling noted. “We sold one property in January 2007 and are in active negotiations on the vast majority of hotels.”
     Lodgian sold four hotels in the fourth quarter: the Quality Hotel, Metairie, La.; the former Holiday Inn Jekyll Island, Ga.; and the Holiday Inn and Azalea Inn, Valdosta, Ga. Gross proceeds for the four hotels aggregated $16.6 million, with $3.4 million of net proceeds used to reduce debt and the remainder used for general corporate purposes.
     In January 2007, the company sold the 186-room University Plaza hotel in Bloomington, Ind. for gross proceeds of $2.4 million. The net proceeds were used for general corporate purposes. Below is a reconciliation of GAAP net loss from operations with Adjusted EBITDA
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Lodgian Fourth Quarter Results

(a non-GAAP financial measure) for the Bloomington, Ind., property for the trailing 12 months ended December 31, 2006:

(in thousands)
Net loss from operations	$(748)
Depreciation and amortization	40
Impairment loss	725

Adjusted EBITDA	$17

     During 2006, Lodgian sold a total of six hotels and one land parcel comprising an aggregate 929 rooms for an aggregate sales price of $27.1 million, $5.0 million of which was used to reduce mortgage debt. The remaining proceeds were used for capital expenditures and general corporate purposes. The company realized gains of approximately $3.0 million from the sale of these assets in 2006. Additionally in 2006, the company surrendered two Holiday Inn hotels, located in Lawrence and Manhattan, Kans., and the venture which owned the Holiday Inn City Center Columbus, Ohio deeded the hotel to the lender.
Strategic Alternative Review
     In January 2007, Lodgian announced that it had retained Goldman, Sachs & Co. and Genesis Capital, L.L.C., to initiate a review of strategic alternatives available to the company to enhance shareholder value. The study is on-going and the company intends to announce developments with respect to the process at such time as its board of directors approves a specific alternative.
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Lodgian Fourth Quarter Results

Balance Sheet Update
     The company is currently pursuing a refinancing strategy which would pay off a floating rate facility secured by 15 hotels and defease a fixed rate facility secured by nine hotels. Sixteen of the 24 hotels in the two facilities combined are held for sale. “We are seeking a structure that will provide maximum flexibility to accommodate the numerous potential strategic alternatives,” said James MacLennan, executive vice president and chief financial officer. “At year-end 2006, the company had $62 million in cash and restricted cash on the balance sheet.”
     During the fourth quarter, Lodgian acquired approximately 46,000 shares of common stock at an average price of $13.17 per share, for a total of approximately $600,000, as part of its previously announced plan to repurchase up to $15 million of its common shares over a period ending no later than May 26, 2007. As of March 1, 2007, the company has acquired almost 372,000 shares, or approximately 1.5 percent of common stock outstanding prior to initiating the repurchase program, for a total cost of approximately $4.6 million, since the program was announced in late May 2006.
Conference Call
     Lodgian will hold a conference call to discuss its 2006 fourth quarter results today, March 1, at 10 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s Web site at www.lodgian.com and click on Investor Relations and then Webcast, Q4 Earnings Conference Call. A recording of the call will be available by telephone until midnight on Thursday, March 8 by dialing (800) 405-2236, reference number 11083235. A replay of the conference call will be posted on Lodgian’s Web site.
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Lodgian Fourth Quarter Results

Non-GAAP Financial Measures
     The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
     EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
     The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as post-emergence Chapter 11 expenses included in corporate and other on the company’s consolidated statement of operations, impairment losses, casualty losses or gains related to damage to and insurance recoveries for properties damaged by hurricane, fire or flood, business interruption insurance proceeds, and minority interest adjustments related to casualty gains/losses and business interruption insurance proceeds. Adjusted EBITDA also excludes charges related to the surrender of two wholly-owned hotels to the bond trustee and the disposition or surrender of one minority interest hotel to the lender.
About Lodgian
     Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 68 hotels with 12,353 rooms
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Lodgian Fourth Quarter Results

located in 28 states and Canada. Of the company’s 68-hotel portfolio, 42 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 13 are Marriott brands (Courtyard by Marriott, Fairfield Inn, SpringHill Suites and Residence Inn), and 11 are affiliated with four other nationally recognized hospitality franchisors such as Hilton and Carlson (Radisson and Park Inn). Two hotels are independent, unbranded properties. Three hotels are owned by partnerships, in each of which Lodgian has at least a 50 percent equity interest, and is the operating partner for each. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.
Forward-Looking Statements
     This press release includes forward-looking statements related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “guidance,” “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations and other risks detailed from time to time in the company’s SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2006	December 31, 2005
	($ in thousands, except share data)
ASSETS

Current assets:
Cash and cash equivalents	$48,188	$19,097
Cash, restricted	13,791	15,003
Accounts receivable (net of allowances: 2006 - $277; 2005 - $1,101)	7,404	8,054
Insurance receivable	2,347	11,725
Inventories	2,893	3,955
Prepaid expenses and other current assets	22,450	20,101
Assets held for sale	89,437	14,866

Total current assets	186,510	92,801

Property and equipment, net	487,022	606,862
Deposits for capital expenditures	19,802	19,431
Other assets	5,824	7,591

	$699,158	$726,685

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,742	$14,709
Other accrued liabilities	27,724	31,528
Advance deposits	1,384	1,914
Insurance advances	2,063	700
Current portion of long-term liabilities	46,557	18,531
Liabilities related to assets held for sale	68,351	4,610

Total current liabilities	153,821	71,992

Long-term liabilities	292,301	394,432

Total liabilities	446,122	466,424

Minority interests	10,922	11,217
Commitments and contingencies Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 24,822,821 and 24,648,405 issued at December 31, 2006 and December 31, 2005, respectively	248	246
Additional paid-in capital	327,635	317,034
Unearned stock compensation	—	(604)
Accumulated deficit	(84,816)	(69,640)
Accumulated other comprehensive income	2,088	2,234
Treasury stock, at cost, 251,619 and 21,633 shares at December 31, 2006 and December 31, 2005, respectively	(3,041)	(226)

Total stockholders’ equity	242,114	249,044

	$699,158	$726,685

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Year Ended
	2006	2005	2004
		($ in thousands)
Revenues:
Rooms	$197,719	$168,028	$160,863
Food and beverage	55,792	46,869	48,260
Other	8,274	7,865	8,066

Total revenues	261,785	222,762	217,189

Direct operating expenses:
Rooms	51,272	45,028	43,557
Food and beverage	39,623	33,114	33,655
Other	6,161	6,019	5,793

Total direct operating expenses	97,056	84,161	83,005

	164,729	138,601	134,184
Other operating expenses:
Other hotel operating costs	74,699	67,232	62,318
Property and other taxes, insurance, and leases	20,793	16,751	15,590
Corporate and other	20,760	20,016	16,886
Casualty (gains) losses, net	(2,888)	(28,464)	1,986
Depreciation and amortization	30,718	22,040	18,946
Impairment of long-lived assets	758	1,244	412

Total other operating expenses	144,840	98,819	116,138

Operating income	19,889	39,782	18,046

Other income (expenses):
Business interruption insurance proceeds	3,931	9,595	—
Interest income and other	2,607	833	680
Interest expense and other financing costs:
Preferred stock dividend	—	—	(9,383)
Interest expense	(25,348)	(21,353)	(31,033)
Loss on preferred stock redemption	—	—	(6,063)

Income (loss) before income taxes and minority interests	1,079	28,857	(27,753)
Minority interests (net of taxes, nil)	295	(9,492)	595
Provision for income taxes — continuing operations	(11,641)	(8,529)	(225)

(Loss) income from continuing operations	(10,267)	10,836	(27,383)

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(8,017)	1,248	(4,547)
Minority interests — discontinued operations	—	(96)	96
Benefit (provision) for income taxes — discontinued operations	3,108	313	—

(Loss) income from discontinued operations	(4,909)	1,465	(4,451)

Net (loss) income attributable to common stock	$(15,176)	$12,301	$(31,834)

Net (loss) income per share attributable to common stock:
Basic	$(0.62)	$0.50	$(2.30)

Diluted	$(0.62)	$0.50	$(2.30)

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER
(UNAUDITED)

	2006				2005
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	($ in thousands)
Revenues:
Rooms	$45,617	$50,445	$53,788	$47,869	$40,957	$44,652	$44,058	$38,361
Food and beverage	15,134	12,912	15,636	12,110	11,973	11,570	13,152	10,174
Other	2,066	2,105	2,154	1,949	1,849	2,014	2,043	1,959

	62,817	65,462	71,578	61,928	54,779	58,236	59,253	50,494

Operating expenses:
Direct:
Rooms	12,462	13,297	13,310	12,203	11,253	11,766	11,586	10,423
Food and beverage	10,363	9,772	10,469	9,019	8,444	8,277	8,989	7,404
Other	1,456	1,523	1,657	1,525	1,484	1,517	1,567	1,451

	24,281	24,592	25,436	22,747	21,181	21,560	22,142	19,278

	38,536	40,870	46,142	39,181	33,598	36,676	37,111	31,216

Other operating expenses:
Other hotel operating costs	18,304	19,078	18,751	18,566	17,265	17,813	16,282	15,872
Property and other taxes, insurance and leases	5,813	5,862	4,717	4,401	3,937	4,357	4,278	4,179
Corporate and other	4,959	5,592	5,292	4,917	4,314	5,771	5,282	4,649
Casualty (gain) losses, net	0	(3,085)	31	166	(28,754)	190	0	100
Depreciation and amortization	7,770	7,886	7,704	7,358	7,002	5,250	5,007	4,781
Impairment of long-lived assets	225	323	16	194	1,018	83	64	79

Other operating expenses	37,071	35,656	36,511	35,602	4,782	33,464	30,913	29,660

	1,465	5,214	9,631	3,579	28,816	3,212	6,198	1,556

Other income (expenses):
Business interruption insurance proceeds	530	2,706	695	0	1,772	6,094	1,729	0
Interest income and other	664	786	848	309	271	340	51	171
Interest expense	(6,297)	(6,482)	(6,228)	(6,341)	(5,485)	(5,285)	(5,275)	(5,308)

Income (loss) before income taxes and minority interest	(3,638)	2,224	4,946	(2,453)	25,374	4,361	2,703	(3,581)
Minority interests	335	100	(136)	(4)	(8,486)	(1,127)	(120)	241

Income (loss) before income taxes — continuing operations	(3,303)	2,324	4,810	(2,457)	16,888	3,234	2,583	(3,340)
(Provision) benefit for income taxes — continuing operations	(9,082)	(1,039)	(2,245)	725	(8,383)	(12)	(67)	(67)

Income (loss) from continuing operations	(12,385)	1,285	2,565	(1,732)	8,505	3,222	2,516	(3,407)

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(12,765)	(1,917)	1,852	4,813	(1,014)	6,487	(642)	(3,583)
Minority interests	0	0	0	0	0	0	0	(96)
Income tax benefit (provision)	4,437	794	(416)	(1,707)	313	0	0	0

(Loss) income from discontinued operations	(8,328)	(1,123)	1,436	3,106	(701)	6,487	(642)	(3,679)

Net income (loss) attributable to common stock	$(20,713)	$162	$4,001	$1,374	$7,804	$9,709	$1,874	$(7,086)

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Income (Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2006	2005	2004
	($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(10,267)	$10,836	$(27,383)
Depreciation and amortization	30,718	22,040	18,946
Interest income	(2,607)	(1,026)	(645)
Interest expense	25,348	21,353	31,033
Preferred stock dividends	—	—	9,383
Loss on preferred stock redemption	—	—	6,063
Provision for income taxes — continuing operations	11,641	8,529	225

EBITDA from continuing operations	$54,833	$61,732	$37,622

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$3	$173	$458
Impairment of long-lived assets	758	1,244	412
Casualty (gains) losses, net	(3,303)	(20,570)	1,576
Business interruption insurance proceeds	(3,643)	(7,434)	—
Write-off of receivable from non-consolidated hotel	—	747	—
Adjustments to bankruptcy claims reserves	—	—	(38)
Write-off of investment in subsidiary for non-consolidated hotel	—	170	—

Adjusted EBITDA from continuing operations	$48,648	$36,062	$40,030

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with Loss from Continuing
Operations (a GAAP measure)
(UNAUDITED)

	2006				2005
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	($ in thousands)				($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(12,385)	$1,285	$2,565	$(1,732)	$8,505	$3,222	$2,516	$(3,407)
Depreciation and amortization	7,770	7,886	7,704	7,358	7,002	5,250	5,007	4,781
Interest income	(664)	(786)	(848)	(309)	(262)	(340)	(204)	(220)
Interest expense	6,297	6,482	6,228	6,341	5,485	5,285	5,275	5,308
Provision (benefit) for income taxes — continuing operations	9,082	1,039	2,245	(725)	8,383	12	67	67

EBITDA from continuing operations	$10,100	$15,906	$17,894	$10,933	$29,113	$13,429	$12,661	$6,529

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$—	$—	$3	$(2)	$13	$52	$110
Impairment of long-lived assets	225	324	16	193	1,019	83	64	78
Casualty (gains) losses, net	—	(3,465)	30	132	(20,858)	188	—	100
Business interruption insurance proceeds	(696)	(2,252)	(695)	—	(1,223)	(4,780)	(1,431)	—
Write-off of receivable from non-consolidated hotel	—	—	—	—	1	(200)	946	—
Write-off of investment in subsidiary for non-consolidated hotel	—	—	—	—	—	—	170	—

Adjusted EBITDA from continuing operations	$9,629	$10,513	$17,245	$11,261	$8,050	$8,733	$12,462	$6,817

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Income (Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2006	2005	2004
	($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(10,267)	$10,836	$(27,383)
Depreciation and amortization	30,718	22,040	18,946
Interest income	(2,607)	(1,026)	(645)
Interest expense	25,348	21,353	31,033
Preferred stock dividends	—	—	9,383
Loss on preferred stock redemption	—	—	6,063
Provision for income taxes — continuing operations	11,641	8,529	225

EBITDA from continuing operations	$54,833	$61,732	$37,622

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$3	$173	$458
Impairment of long-lived assets	758	1,244	412
Casualty (gains) losses, net	(3,303)	(20,570)	1,576
Business interruption insurance proceeds	(3,643)	(7,434)	—
Write-off of receivable from non-consolidated hotel	—	747	—
Adjustments to bankruptcy claims reserves	—	—	(38)
Write-off of investment in subsidiary for non-consolidated hotel	—	170	—

Adjusted EBITDA from continuing operations	$48,648	$36,062	$40,030

West Palm Beach (WPB), Melbourne (MLB) and Marietta (MAR):
(Loss) income from continuing operations	$(18,208)	$15,401	$(2,349)
Depreciation and amortization	5,302	882	1,165
Interest income	(15)	(7)	(13)
Interest expense	1,332	409	1,495
Preferred stock dividends	—	—	—
Loss on preferred stock redemption	—	—	—
Provision for income taxes — continuing operations	20,942	9,063	—

EBITDA from continuing operations	$9,354	$25,749	$298

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$—	$—
Impairment of long-lived assets	79	24	46
Casualty (gains) losses, net	(3,309)	(20,757)	1,563
Business interruption insurance proceeds	(3,643)	(7,434)	—
Write-off of receivable from non-consolidated hotel	—	—	—
Adjustments to bankruptcy claims reserves	—	—	(3)
Write-off of investment in subsidiary for non-consolidated hotel	—	—	—

Adjusted EBITDA from continuing operations	$2,482	$(2,418)	$1,904

Continuing operations excluding WPB, MLB and MAR:
Income (loss) from continuing operations	$7,941	$(4,565)	$(25,034)
Depreciation and amortization	25,416	21,158	17,781
Interest income	(2,592)	(1,019)	(632)
Interest expense	24,016	20,944	29,538
Preferred stock dividends	—	—	9,383
Loss on preferred stock redemption	—	—	6,063
(Benefit) provision for income taxes — continuing operations	(9,301)	(534)	225

EBITDA from continuing operations	$45,479	$35,983	$37,324

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$3	$173	$458
Impairment of long-lived assets	679	1,220	366
Casualty (gains) losses, net	6	187	13
Business interruption insurance proceeds	(0)	(0)	—
Write-off of receivable from non-consolidated hotel	—	747	—
Adjustments to bankruptcy claims reserves	—	—	(35)
Write-off of investment in subsidiary for non-consolidated hotel	—	170	—

Adjusted EBITDA from continuing operations	$46,166	$38,480	$38,126

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with
Income (Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	Three months ended
($ in thousands)	Dec. 31, 2006	Dec. 31, 2005
Continuing operations:
(Loss) income from continuing operations	$(12,385)	$8,505
Depreciation and amortization	7,770	7,002
Interest income	(664)	(262)
Interest expense	6,297	5,485
Provision for income taxes — continuing operations	9,082	8,383

EBITDA	$10,100	$29,113

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$(2)
Impairment of long-lived assets	225	1,019
Casualty (gains) losses, net	—	(20,858)
Business interruption insurance proceeds	(696)	(1,223)
Write-off of receivable from non-consolidated hotel	—	1
Write-off of investment in subsidiary for non-consolidated hotel	—	—

Adjusted EBITDA	$9,629	$8,050

West Palm Beach (WPB), Melbourne (MLB) and Marietta (MAR):
(Loss) income from continuing operations	$(20,363)	$11,798
Depreciation and amortization	1,346	227
Interest income	(4)	(1)
Interest expense	357	56
Provision for income taxes — continuing operations	19,669	9,063

EBITDA	$1,006	$21,143

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$—
Impairment of long-lived assets	$3	$23
Casualty (gains) losses, net	—	(20,863)
Business interruption insurance proceeds	(695)	(1,223)
Write-off of receivable from non-consolidated hotel	—	—
Write-off of investment in subsidiary for non-consolidated hotel	—	—

Adjusted EBITDA	$314	$(921)

Continuing operations excluding WPB, MLB and MAR:
Income (loss) from continuing operations	$7,978	$(3,293)
Depreciation and amortization	6,424	6,775
Interest income	(660)	(261)
Interest expense	5,940	5,429
Benefit for income taxes — continuing operations	(10,587)	(680)

EBITDA	$9,094	$7,970

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$(2)
Impairment of long-lived assets	$222	$996
Casualty (gains) losses, net	—	5
Business interruption insurance proceeds	(1)	0
Write-off of receivable from non-consolidated hotel	—	1
Write-off of investment in subsidiary for non-consolidated hotel	—	—

Adjusted EBITDA	$9,315	$8,971

Lodgian, Inc.
4th Quarter 2006 Supplemental Operating Information
(Unaudited)

Hotel	Room		Three Months Ended
Count	Count		December 30, 2006	December 30, 2005	Increase (Decrease)
44	8,117	All Continuing Operations
		Occupancy	62.9%	63.2%		-0.5%
		ADR	$99.51	$92.32	$7.19	7.8%
		RevPAR	$62.57	$58.32	$4.25	7.3%

43	7,924	All Continuing Operations less one hotel closed in 2006 due to a fire
		Occupancy	62.9%	62.8%		0.2%
		ADR	$99.51	$93.69	$5.82	6.2%
		RevPAR	$62.57	$58.84	$3.73	6.3%
		RevPAR Index	$1.01	$0.99		2.5%

41	7,433	Continuing Operations less two hotels closed in 2005 due to hurricane damage and one hotel closed in 2006 due to fire
		Occupancy	63.0%	62.9%		0.2%
		ADR	$98.74	$93.68	$5.06	5.4%
		RevPAR	$62.19	$58.88	$3.31	5.6%
		RevPAR Index	100.8%	99.9%		0.9%

33	5,664	Continuing Operations less two hotels closed in 2005 due to hurricane damage, one hotel closed in 2006 due to fire and hotels under renovation in 2005 and 2006
		Occupancy	62.8%	64.3%		(2.3%)
		ADR	$97.69	$90.52	$7.17	7.9%
		RevPAR	$61.33	$58.23	$3.10	5.3%
		RevPAR Index	102.5%	103.2%		(0.7%)

20	3,335	Hotels completing major renovations in 2004 and 2005
		Occupancy	65.6%	64.5%		1.7%
		ADR	$100.77	$98.05	$2.72	2.8%
		RevPAR	$66.14	$63.20	$2.94	4.7%
		RevPAR Index	101.4%	97.9%		3.6%

12	1,398	Marriott Hotels
		Occupancy	67.1%	69.9%		-4.0%
		ADR	$109.80	$97.86	$11.94	12.2%
		RevPAR	$73.64	$68.43	$5.21	7.6%
		RevPAR Index	118.1%	114.0%		3.6%

4	777	Hilton Hotels
		Occupancy	60.0%	62.2%		-3.5%
		ADR	$104.93	$97.64	$7.29	7.5%
		RevPAR	$62.91	$60.69	$2.22	3.7%
		RevPAR Index	93.8%	94.6%		(0.8%)

22	4,750	IHG Hotels less two hotels closed in 2005 due to hurricane damage and one hotel closed in 2006 due to fire.
		Occupancy	62.0%	59.8%		3.7%
		ADR	$95.02	$88.31	$6.71	7.6%
		RevPAR	$58.94	$52.77	$6.17	11.7%
		RevPAR Index	97.6%	94.6%		3.2%

3	508	Other Brands and Independent Hotels (A)
		Occupancy	65.3%	73.5%		(11.2%)
		ADR	$91.77	$118.42	($26.65)	-22.5%
		RevPAR	$59.95	$87.01	($27.06)	-31.1%
		RevPAR Index	94.7%	114.9%		(17.6%)

Lodgian, Inc.
2006 Supplemental Operating Information
(Unaudited)

Hotel	Room		Twelve Months Ended
Count	Count		December 31, 2006	December 31, 2005	Increase (Decrease)
44	8,117	All Continuing Operations
		Occupancy	67.5%	65.9%		2.4%
		ADR	$101.47	$91.51	$9.96	10.9%
		RevPAR	$68.45	$60.35	$8.10	13.4%

43	7,924	All Continuing Operations less one hotel closed in 2006 due to fire
		Occupancy	67.4%	66.0%		2.1%
		ADR	$101.54	$92.43	$9.11	9.9%
		RevPAR	$68.48	$60.96	$7.52	12.3%
		RevPAR Index	99.6%	95.3%		4.5%

41	7,433	Continuing Operations less two hotels closed in 2005 due to hurricane damage and one hotel closed in 2006 due to fire
		Occupancy	67.9%	66.0%		2.9%
		ADR	$100.19	$92.43	$7.76	8.4%
		RevPAR	$68.03	$60.97	$7.06	11.6%
		RevPAR Index	99.7%	96.6%		3.2%

33	5,664	Continuing Operations less two hotels closed in 2005 due to hurricane damage, one hotel closed in 2006 due to fire and hotels under renovation in 2005 and/or 2006.
		Occupancy	68.2%	68.6%		(0.6%)
		ADR	$98.43	$91.21	$7.22	7.9%
		RevPAR	$67.09	$62.57	$4.52	7.2%
		RevPAR Index	101.6%	102.6%		(1.0%)

20	3,335	Hotels completing major renovations in 2004 and 2005
		Occupancy	69.5%	65.0%		6.9%
		ADR	$102.77	$92.64	$10.13	10.9%
		RevPAR	$71.20	$60.22	$10.98	18.2%
		RevPAR Index	100.0%	92.0%		8.7%

12	1,398	Marriott Hotels
		Occupancy	72.5%	73.0%		(0.7%)
		ADR	$106.59	$96.16	$10.43	10.8%
		RevPAR	$77.31	$70.15	$7.16	10.2%
		RevPAR Index	116.9%	115.5%		1.2%

4	777	Hilton Hotels
		Occupancy	64.7%	66.9%		(3.3%)
		ADR	$104.47	$96.59	$7.88	8.2%
		RevPAR	$67.57	$64.61	$2.96	4.6%
		RevPAR Index	91.3%	91.7%		(0.4%)

22	4,750	IHG Hotels less two hotels closed in 2005 due to hurricane damage and one hotel closed in 2006 due to fire
		Occupancy	67.2%	64.7%		3.9%
		ADR	$97.32	$90.69	$6.63	7.3%
		RevPAR	$65.39	$58.69	$6.70	11.4%
		RevPAR Index	96.4%	93.1%		3.5%

3	508	Other Brands and Independent Hotels (A)
		Occupancy	66.7%	57.1%		16.8%
		ADR	$101.72	$90.28	$11.44	12.7%
		RevPAR	$67.85	$51.50	$16.35	31.7%
		RevPAR Index	97.6%	85.8%		13.8%

(A)	Other Brands and Independent Hotels include the Radisson New Orleans Airport Hotel in Kenner, LA which experienced dramatic increases in Occupancy and ADR as a result of Hurricane Katrina.

Lodgian, Inc.
Assets Held for Sale as of March 1, 2007

Location	Brand	Rooms
Dothan, AL	Quality Inn	102
Dothan, AL	Holiday Inn Express	112
Sheffield, AL	Holiday Inn	202
Winter Haven, FL	Holiday Inn	228
Pensacola, FL	Holiday Inn	152
Pensacola, FL	Holiday Inn Express	122
Augusta, GA	Fairfield Inn	117
Brunswick, GA	Park Inn	126
Macon, GA	Ramada Plaza	297
Cedar Rapids, IA	Crowne Plaza	275
Ft. Wayne, IN	Holiday Inn	208
Louisville, KY	Clarion	393
Frederick, MD	Holiday Inn	158
Lansing, MI	Holiday Inn	244
St. Paul, MN	Holiday Inn	156
Hamburg, NY	Holiday Inn	130
Jamestown, NY	Holiday Inn	146
Lancaster, PA	Holiday Inn	189
Pittsburgh (Greentree), PA	Holiday Inn	201
York, PA	Holiday Inn	100
Charleston, SC	Ramada	197
Burlington, VT	Independent	117
Clarksburg, WV	Holiday Inn	159
Fairmont, WV	Holiday Inn	106